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                                                       Exhibit 23





         Consent of Ernst & Young, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-60412, No. 33-26450 and No. 33-26449)
of Fibreboard Corporation pertaining to the Restated 1988 Employee Stock Option and Rights Plan and the 1988 Employee Stock Purchase Plan of Fibreboard Corporation of our report dated September 23, 1994, with respect to the consolidated financial statements of Norandex Inc. included in the Current Report (Form 8-K/A Amendment No. 1) of Fibreboard Corporation filed with the Securities and Exchange Commission on November 14, 1994.


                                            Ernst & Young LLP

Nashville, Tennessee
November 14, 1994